SLM Student Loan Trust 2003-9 Quarterly Servicing Report

Collection Period 09/01/2005-11/30/2005       Distribution Date 12/15/2005

Indenture Trustee: Bank of New York

I. Deal Parameters

A	Student Loan Portfolio Characteristics		08/28/2003	08/31/2005	11/30/2005
	Principal Balance		$1,492,161,862.73	$700,179,221.28	$605,106,727.52
	Interest to be Capitalized Balance		13,533,140.05	10,728,104.74	8,733,981.00

	Pool Balance		$1,505,695,002.78	$710,907,326.02	$613,840,708.52
	Specified Reserve Account Balance		3,764,238.00	1,777,268.32	1,534,601.77

	Adjusted Pool (1)		$1,509,459,240.78	$712,684,594.34	$615,375,310.29
	Weighted Average Coupon (WAC)		3.28%	5.19%	5.24%
	Weighted Average Remaining Term		130.43	116.35	114.93
	Number of Loans		365,805	208,544	187,041
	Number of Borrowers		205,422	123,644	111,372

	Since Issued CPR			27.98%	29.43%

	(1) The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	09/15/2005		12/15/2005
	A1	78442GHR0	$—		$—
	A2	78442GHS8	$—		$—
	A3	78442GHT6	$137,933,594.34		$40,624,310.29
	A4	78442GHU3	$528,672,000.00		$528,672,000.00
	B	78442GHV1	$46,079,000.00		$46,079,000.00

C	Account Balances		09/15/2005		12/15/2005
	Reserve Account Balance		$1,777,268.32		$1,534,601.77

D	Asset / Liability		09/15/2005		12/15/2005
	Adjusted Pool Balance		$712,684,594.34		$615,375,310.29
	Total Notes		$712,684,594.34		$615,375,310.29
	Difference		$—		$—
	Parity Ratio		1.00000		1.00000

II. Trust Activity 09/01/2005 through 11/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	7,589,813.96
	Guarantor Principal	6,993,402.94
	Consolidation Activity Principal	84,803,264.30
	Seller Principal Reimbursement	(362.69)
	Servicer Principal Reimbursement	—
	Rejected Claim Repurchased Principal	20,107.45
	Other Principal Deposits	21,044.82

	Total Principal Receipts	$99,427,270.78

B	Student Loan Interest Receipts
	Borrower Interest	2,340,116.29
	Guarantor Interest	170,986.69
	Consolidation Activity Interest	2,003,476.48
	Special Allowance Payments	1,181,017.10
	Interest Subsidy Payments	1,962,280.45
	Seller Interest Reimbursement	(7.61)
	Servicer Interest Reimbursement	15,951.74
	Rejected Claim Repurchased Interest	1,157.37
	Other Interest Deposits	203,167.50

	Total Interest Receipts	$7,878,146.01

C	Reserves in Excess of Requirement	$242,666.55

D	Investment Income	$718,258.47

E	Funds Borrowed from Next Collection Period	$—

F	Funds Repaid from Prior Collection Period	$—

G	Loan Sale or Purchase Proceeds	$—

H	Initial Deposits to Collection Account	$—

I	Other Deposits	$10,118.91

J	Less: Funds Previously Remitted:
	Servicing Fees	$(1,027,670.75)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(1,027,670.75)

K	AVAILABLE FUNDS	$107,248,789.97

L	Non-Cash Principal Activity During Collection Period	$(4,354,777.02)

M	Non-Reimbursable Losses During Collection Period	$—

N	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$22,928.10

O	Aggregate Loan Substitutions	$—

Trust 2003-9 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

III. 2003-9 Portfolio Characteristics

		11/30/2005				08/31/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	4.70%	33,572	$104,110,278.24	17.205%	4.70%	37,778	$119,903,076.13	17.125%

	GRACE	4.70%	7,644	$27,445,007.60	4.536%	4.70%	20,411	$83,050,044.97	11.861%

	DEFERMENT	4.81%	27,499	$87,871,164.38	14.522%	4.81%	30,351	$102,739,585.50	14.673%

REPAYMENT:	CURRENT	5.57%	62,154	$200,870,070.51	33.196%	5.60%	67,058	$215,611,988.05	30.794%

	31-60 DAYS DELINQUENT	5.50%	7,769	$24,624,326.62	4.069%	5.52%	8,793	$29,474,041.87	4.209%

	61-90 DAYS DELINQUENT	5.52%	4,653	$14,804,338.97	2.447%	5.53%	5,373	$17,508,687.11	2.501%

	91-120 DAYS DELINQUENT	5.51%	3,451	$10,949,339.08	1.809%	5.50%	3,794	$12,109,520.52	1.729%

	> 120 DAYS DELINQUENT	5.48%	11,568	$35,657,572.98	5.893%	5.49%	13,491	$41,237,370.77	5.890%

	FORBEARANCE	5.50%	26,679	$92,663,486.99	15.314%	5.50%	19,633	$73,421,427.46	10.486%

	CLAIMS IN PROCESS	5.46%	2,047	$6,101,038.63	1.008%	5.45%	1,845	$5,094,026.35	0.728%

	AGED CLAIMS REJECTED	5.30%	5	$10,103.52	0.002%	5.30%	17	$29,452.55	0.004%

TOTAL			187,041	$605,106,727.52	100.00%		208,544	$700,179,221.28	100.00%

*	Percentages may not total 100% due to rounding

Trust 2003-9 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

IV. 2003-9 Portfolio Characteristics (cont’d)

	11/30/2005	08/31/2005
Pool Balance	$613,840,708.52	$710,907,326.02
Total # Loans	187,041	208,544
Total # Borrowers	111,372	123,644
Weighted Average Coupon	5.24%	5.19%
Weighted Average Remaining Term	114.93	116.35
Non-Reimbursable Losses	$—	$—
Cumulative Non-Reimbursable Losses	$300,670.17	$300,670.17
Since Issued CPR	29.43%	27.98%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$21,264.82	$3,261.01
Cumulative Rejected Claim Repurchases	$30,468.92	$9,204.10
Cumulative Claims Filed	$69,758,009.17	$60,487,147.10
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—
Borrower Interest Accrued	$6,738,116.91	$6,979,049.22
Interest Subsidy Payments Accrued	$1,704,852.49	$1,816,096.46
Special Allowance Payments Accrued	$1,560,379.61	$2,130,615.48

Trust 2003-9 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

V. 2003-9 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	5.11%	103,820	$284,854,047.63	47.075%
	- GSL - Unsubsidized	5.08%	67,987	232,421,169.70	38.410%
	- PLUS Loans	6.11%	14,975	86,639,235.93	14.318%
	- SLS Loans	6.64%	259	1,192,274.26	0.197%
	- Consolidation Loan	0.00%	0	0.00	0.000%

	Total	5.24%	187,041	$605,106,727.52	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	5.23%	142,102	$498,425,091.55	82.370%
	- Two Year	5.28%	34,654	81,162,337.21	13.413%
	- Technical	5.44%	10,284	25,517,567.93	4.217%
	- Other	5.30%	1	1,730.83	0.000%

	Total	5.24%	187,041	$605,106,727.52	100.000%

*	Percentages may not total 100% due to rounding.

Trust 2003-9 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

VI. 2003-9 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$107,248,789.97
A	Primary Servicing Fee	$476,332.60	$106,772,457.37
B	Administration Fee	$20,000.00	$106,752,457.37
C	Class A Noteholders' Interest Distribution Amount	$6,826,695.50	$99,925,761.87
D	Class B Noteholders' Interest Distribution Amount	$514,830.43	$99,410,931.44
E	Class A Noteholders' Principal Distribution Amount	$97,309,284.05	$2,101,647.39
F	Class B Noteholders' Principal Distribution Amount	$—	$2,101,647.39
G	Reserve Account Reinstatement	$—	$2,101,647.39
H	Carryover Servicing Fee	$—	$2,101,647.39
I	Excess Distribution	$2,101,647.39	$—

Trust 2003-9 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005. Distribution Date 12/15/2005

VII. 2003-9 Distributions

Distribution Amounts	A3	A4	B

Cusip/Isin	78442GHT6	78442GHU3	78442GHV1
Beginning Balance	$137,933,594.34	$528,672,000.00	$46,079,000.00
Index	LIBOR	LIBOR	LIBOR
Spread/Fixed Rate	0.11%	0.20%	0.55%
Record Date	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY
Accrual Period Begin	09/15/2005	09/15/2005	09/15/2005
Accrual Period End	12/15/2005	12/15/2005	12/15/2005
Daycount Fraction	0.25277778	0.25277778	0.25277778
Interest Rate	3.98000%	4.07000%	4.42000%
Accrued Interest Factor	0.010060556	0.010288056	0.011172778
Current Interest Due	$1,387,688.59	$5,439,006.91	$514,830.43
Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
Total Interest Due	$1,387,688.59	$5,439,006.91	$514,830.43
Interest Paid	$1,387,688.59	$5,439,006.91	$514,830.43
Interest Shortfall	$—	$—	$—
Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
Current Interest Carryover Due	$—	$—	$—
Interest Carryover Paid	$—	$—	$—
Unpaid Interest Carryover	$—	$—	$—
Principal Paid	$97,309,284.05	$—	$—
Ending Principal Balance	$40,624,310.29	$528,672,000.00	$46,079,000.00
Paydown Factor	0.371409481	0.000000000	0.000000000
Ending Balance Factor	0.155054619	1.000000000	1.000000000

Trust 2003-9 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005

VIII. 2003-9 Reconciliations

A	Principal Distribution Reconciliation
	Prior Adjusted Pool Balance	$712,684,594.34
	Current Adjusted Pool Balance	$615,375,310.29
	Current Principal Due	$97,309,284.05
	Principal Shortfall from Previous Collection Period	$—
	Principal Distribution Amount	$97,309,284.05

	Principal Paid	$97,309,284.05
	Principal Shortfall	$—

B	Reserve Account Reconciliation
	Beginning Period Balance	$1,777,268.32
	Reserve Funds Utilized	0.00
	Reserve Funds Reinstated	0.00

	Balance Available	$1,777,268.32
	Required Reserve Acct Balance	$1,534,601.77
	Release to Collection Account	$242,666.55
	Ending Reserve Account Balance	$1,534,601.77

Trust 2003-9 Quarterly Servicing Report: Collection Period 09/01/2005 — 11/30/2005, Distribution Date 12/15/2005